Exhibit 99.1

CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results
ATLANTA (August 3, 2007) — CheckFree Corporation (Nasdaq: CKFR) today announced fourth quarter underlying revenue of $289.0 million, representing a 28 percent increase over the same period last year, and GAAP (Generally Accepted Accounting Principles) revenue of $276.7 million, representing a 23 percent increase from the fourth quarter last year. The Company’s GAAP net income for the quarter was $27.9 million, or $0.31 per share, and underlying net income was $48.1 million, or $0.53 per share.
CheckFree reported GAAP consolidated revenue for fiscal 2007 of $972.6 million, reflecting
11 percent growth over fiscal 2006, and underlying revenue of $996.0 million for fiscal 2007, reflecting 13 percent growth over the previous fiscal year. For the year, the Company’s GAAP net income was $124.4 million, or $1.37 per share, and underlying net income was $172.3 million, or $1.90 per share. Free cash flow was $41.3 million for the fourth quarter, and $183.9 million for the year as outlined in Attachment A.
“Solid execution and good product strength provided CheckFree with results just ahead of our expectations for the fourth quarter and the year,” said Pete Kight, CheckFree Chairman and Chief Executive Officer. “The performance of our core business, and the integration of our newly acquired operations, all ended the year on track or slightly ahead.”
GAAP Results: Net income for the fourth quarter was $27.9 million, compared to net income of $29.5 million for the same quarter last year. Earnings per share were $0.31 for the fourth quarter of fiscal 2007, compared to earnings per share of $0.31 for the fourth quarter of last year. For fiscal 2007, net income was $124.4 million, or $1.37 per share, compared to net income of $127.3 million, or $1.36 per share for fiscal 2006. Net cash provided by operating activities was $67.5 million for the fourth quarter of fiscal 2007, compared to $40.8 million for the same period last year. Net cash provided by operating activities was $238.7 million for fiscal 2007, compared to $213.6 million for fiscal 2006.
Underlying Results: Underlying net income for the fourth quarter was $48.1 million, compared to $36.6 million for the same quarter of last year. Underlying earnings per share were $0.53 for the fourth quarter of fiscal 2007, compared to $0.39 for the fourth quarter of last year. For fiscal 2007, underlying net income was $172.3 million, or $1.90 per share, compared to underlying net income of $160.9 million, or $1.72 per share, for fiscal 2006.

CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results

Underlying revenue for fiscal 2007 excludes an $11.0 million charge for the value of one million performance-based warrants earned by a customer and a $12.4 million deferred revenue adjustment related to acquisitions. Underlying net income and earnings per share for the fourth quarter exclude the above-described deferred revenue adjustment, the amortization of acquisition-related intangible assets, acquisition-related integration costs, the SFAS 123(R) impact of stock options issued prior to July 1, 2004, and the related combined tax benefits. In addition to the above-described items, underlying net income and earnings per share for the full year of fiscal 2007 excludes the charge for the value of the one million performance-based warrants earned by a customer in the third quarter of fiscal 2007, net of related income tax benefits. Underlying net income and earnings per share for the fourth quarter and full year of fiscal 2006 exclude the amortization of acquisition-related intangible assets; the SFAS 123(R) impact of options issued prior to July 1, 2004; and the related combined tax benefits. In addition, underlying net income and earnings per share for the full year of fiscal 2006 exclude the historical effect of discontinued operations on revenue and expense, resulting from a divestiture in the third quarter of fiscal 2006, net of related income tax benefits. A reconciliation of CheckFree’s quarterly and annual underlying results to its GAAP results is included in Attachment A.
Fourth Quarter and Fiscal Year 2007 Highlights
During the fourth quarter of fiscal 2007, CheckFree closed three acquisitions. On April 2, CheckFree acquired Carreker Corporation, a financial services software provider that is being integrated into CheckFree’s Software and Electronic Commerce businesses; and on May 15, CheckFree completed the acquisition of Corillian Corporation, a leading provider of electronic banking solutions that is being integrated into the Company’s Electronic Commerce business. On May 31, CheckFree acquired Upstream Technologies, a provider of investment management solutions that is being integrated into CheckFree Investment Services. On a combined basis, our three acquisitions exceeded expectations, helping fuel our overperformance for the quarter.
For the fourth quarter, the Company reported that the Electronic Commerce Division processed 343.6 million transactions, a 1 percent sequential increase over the third quarter of fiscal 2007. For fiscal 2007, 1.3 billion transactions were processed, compared to 1.1 billion transactions processed in the previous fiscal year, representing 16 percent annual growth. The Company delivered 60.5 million electronic bills during the fourth quarter, which reflects a 3 percent sequential quarterly increase. For fiscal 2007, CheckFree reported 225.8 million electronic bills, a 22 percent year-over-year increase.
CheckFree Investment Services reported nearly 2.7 million portfolios under management, compared to nearly 2.3 million at the end of fiscal 2006, representing a 17 percent increase over the previous fiscal year. Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the fourth quarter of fiscal 2007, and Attachment C for electronic billing and payment metrics.
Financial Outlook for Fiscal 2008 and the First Quarter of Fiscal 2008
Given the merger with Fiserv, the Company announced that it will not provide forward-looking financial expectations and will not be hosting an earnings conference call.

CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results

About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (Nasdaq: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable financial services providers to offer the convenience of online banking, and along with billers, to offer the convenience of receiving and paying household bills online, via phone or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to hundreds of financial services organizations, which manage about $1.8 trillion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than two-thirds of the nearly 14 billion Automated Clearing House transactions in the United States. The division also provides financial institutions and other organizations with payment processing and consulting, reconciliation and exception management, fraud and risk management, cash and logistics management, and compliance software and services.
Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements regarding forecasts and expectations of ability to extend market share in each business category. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 (filed September 8, 2006); Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (filed November 8, 2006); Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 (filed February 8, 2007); and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (filed May 10, 2007). One or more of these factors have affected, and could in the future affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.
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CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Processing and servicing	$214,246	$190,933	$809,814	$754,076
License fees	15,738	10,337	46,209	35,196
Maintenance fees	19,906	11,511	55,217	42,218
Professional fees	26,767	12,157	61,404	47,912

Total revenues	276,657	224,938	972,644	879,402

Expenses:
Cost of processing, servicing and support	116,220	89,509	401,176	342,535
Research and development	33,146	28,989	112,077	101,854
Sales and marketing	31,829	26,146	98,459	87,418
General and administrative	24,899	13,171	79,057	61,948
Depreciation and amortization	26,308	21,781	90,937	99,530

Total expenses	232,402	179,596	781,706	693,285

Income from continuing operations	44,255	45,342	190,938	186,117
Equity in net income (loss) of joint venture	108	(653)	(1,078)	(3,100)
Interest income, net	366	4,072	9,594	12,455

Income from continuing operations before income taxes	44,729	48,761	199,454	195,472
Income tax expense	16,805	19,275	75,016	74,455

Income from continuing operations	27,924	29,486	124,438	121,017

Income from discontinued operations before income taxes	—	—	—	14,310
Income tax expense on discontinued operations	—	—	—	8,064

Income from discontinued operations	—	—	—	6,246

Net income	$27,924	$29,486	$124,438	$127,263

Basic income per share:
Income per share from continuing operations	$0.32	$0.32	$1.41	$1.33
Income per share from discontinued operations	$—	$—	$—	$0.07

Total basic income per share	$0.32	$0.32	$1.41	$1.40

Weighted average number of shares	87,855	91,287	88,313	90,984

Diluted income per share:
Income per share from continuing operations	$0.31	$0.31	$1.37	$1.29
Income per share from discontinued operations	$—	$—	$—	$0.07

Total diluted income per share	$0.31	$0.31	$1.37	$1.36

Weighted average number of shares	90,481	94,232	90,896	93,708

CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,
	2007	2006
Current assets:
Cash, cash equivalents and investments	$195,127	$317,613
Settlement assets	127,661	107,128
Accounts receivable, net	221,320	146,605
Prepaid expenses and other assets	42,759	39,810
Deferred income taxes	10,189	7,311

Total current assets	597,056	618,467

Property and equipment, net	156,113	100,217
Capitalized software and intangible assets, net	1,253,047	906,767
Investments	47,390	78,559
Other noncurrent assets	11,426	8,779
Deferred income taxes	66,246	45,240

Total assets	$2,131,278	$1,758,029

Current liabilities:
Accounts payable, accrued liabilities and other	$136,812	$91,333
Settlement obligations	123,302	103,732
Current portion of long-term obligations	206,022	767
Deferred revenue	79,391	40,301

Total current liabilities	545,527	236,133

Accrued rent and other	4,663	3,844
Deferred income taxes	2,284	2,964
Deferred revenue	3,281	3,021
Capital leases and long-term obligations, less current portion	68,021	28,432

Total stockholders’ equity	1,507,502	1,483,635

Total liabilities and stockholders’ equity	$2,131,278	$1,758,029

CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results

Attachment A
Calculation of Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net cash provided by operating activities	$67,547	$40,801	238,737	$213,602
Excluding: Net change in settlement accounts	(2)	1,236	963	3,430
Less: Capital expenditures	(35,257)	(14,279)	(76,140)	(48,096)
Impact of operating account conversion	(9,443)	—	(9,443)	—
Plus: Data center reimbursements	18,444	2,046	29,739	2,046

Free cash flow	$41,289	$29,804	$183,856	$170,982

Additional Information:
Cash (used in)/provided by investing activities	$(463,762)	$(50,589)	$(451,658)	$(138,076)

Cash (used in)/provided by financing activities	$225,886	$(21,562)	$95,184	$(3,971)

Use of Non-GAAP Financial Information
     We supplement our reporting of cash flow information determined in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) by using “free cash flow” in this earnings release as a measure to evaluate our liquidity. We define free cash flow as net cash provided by operating activities, exclusive of the net change in settlement accounts and less capital expenditures, plus data center reimbursements. We believe free cash flow provides useful information to management and investors in understanding our financial results and assessing our prospects for future performance. We also use free cash flow as a factor in determining long-term incentive compensation for senior management.
     We exclude the net change in settlement accounts from free cash flow because we believe this facilitates management’s and investors’ ability to analyze operating cash flow trends. In connection with our walk-in payment business, our consolidated balance sheet reflects settlement assets and settlement obligations. The settlement assets represent payment receipts in transit to us from agents, and the settlement obligations represent scheduled but unpaid payments due to billers. Balances in settlement accounts fluctuate daily based on deposit timing and payment transaction volume. These timing differences are not reflective of our liquidity, and thus, we exclude the net change in settlement accounts from free cash flow.
     As a technology company, we make significant capital expenditures in order to update our technology and to remain competitive. Our free cash flow reflects the amount of cash we generated that remains, after we have met those operational needs, for the evaluation and execution of strategic initiatives such as acquisitions, stock and/or debt repurchases and other investing and financing activities, including servicing additional debt obligations. During the fourth quarter of fiscal 2006, we entered into a credit facility to finance the construction of data centers. Amounts we spend to construct these data centers are included in our capital expenditures, but will be fully reimbursed by the credit facility. The reimbursements from the credit facility are added to our free cash flow measure because these expenditures do not impact our overall liquidity. The data center reimbursements line represents a change to our definition of free cash flow as of the quarter ended June 30, 2006.
     We deducted the impact of an ongoing conversion of an operating bank account because we do not believe it should be included in the determination of free cash flow for the periods presented. This adjustment represents outstanding checks against the account that we are in the process of closing. We are funding these checks as they clear from other sources of operating cash. We expect these outstanding checks to clear the account over the next 90 to 180 days at which time the account will be closed.
     Free cash flow does not solely represent residual cash flow available for discretionary expenditures, as certain of our non-discretionary obligations are also funded out of free cash flow. These consist primarily of payments on capital leases and other long-term commitments, if any, as reflected in the table entitled “Contractual Obligations” in the “Liquidity and Capital Resources” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, which we filed with the Securities and Exchange Commission on September 8, 2006.
     The Company’s free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities or any other amount determined in accordance with GAAP. Further, CheckFree’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results

Attachment A (continued)
Reconciliation of GAAP Net Income to Underlying Net Income and Earnings Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2007	2006	2007	2006

Total revenues per GAAP	$276,657	$224,938	$972,644	$879,402
Impact of warrants issued to a customer (1)	—	—	10,950	—
Deferred revenue adjustment(2)	12,387	—	12,387	—
Impact of discontinued operations (3)	—	—	—	4,957

Total underlying revenues	$289,044	$224,938	$995,981	$884,359

Net income per GAAP	$27,924	$29,486	$124,438	$127,263
Impact of discontinued operations (3)	—	—	—	(6,246)

Net income from continuing operations per GAAP	27,924	29,486	124,438	121,017
Amortization of acquisition-related intangible assets	13,435	10,586	44,691	57,037
SFAS 123(R) — Stock options issued before July 1, 2004	277	758	1,619	4,133
Impact of warrants issued to a customer (1)	—	—	10,950	—
Deferred revenue adjustment(2)	12,387	—	12,387	—
Integration costs associated with acquisitions	5,179	—	6,116	—
Income from discontinued operations	—	—	—	1,490
Tax benefit of underlying adjustments	(11,123)	(4,250)	(27,914)	(22,795)

Underlying net income	$48,079	$36,580	$172,287	$160,882

GAAP and underlying basic weighted average shares outstanding	87,855	91,287	88,313	90,984
GAAP and underlying impact of dilutive options and warrants	2,626	2,945	2,583	2,724
GAAP and underlying diluted weighted average shares outstanding	90,481	94,232	90,896	93,708

GAAP basic earnings per share	$0.32	$0.32	$1.41	$1.40
GAAP diluted earnings per share	$0.31	$0.31	$1.37	$1.36
Underlying basic earnings per share	$0.55	$0.40	$1.95	$1.77
Underlying diluted earnings per share	$0.53	$0.39	$1.90	$1.72
Use of Non-GAAP Financial Information
     We supplement our reporting of total revenues, income from operations, net income and earnings per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income from operations,” “underlying net income “ and “underlying earnings per share” in this earnings release. Management believes that certain non-cash adjustments to revenues or expenses enhance our evaluation of our performance, and are not pertinent to day-to-day operational decision making in the business. Therefore, we exclude these items from GAAP revenue, income from operations, net income and earnings per share in calculating underlying revenue, underlying income from operations, underlying net income and underlying earnings per share.
     Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, integration costs associated with acquisitions, charges associated with the impairment of intangible assets, the impact of discontinued operations, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. We exclude these items in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations, and our management uses underlying results to evaluate the impact of operational business decisions. We regularly report underlying results to our Chairman and Chief Executive Officer, our chief operating decision maker, who uses this information in allocating resources to our various business units. Additionally, as we reward our management for their decisions that increase revenues underlying revenues, underlying net income and underlying earnings per share as factors in determining long-term incentive compensation for management.
     Because we utilize underlying financial results in the management of our business and to determine incentive compensation for management, we believe this supplemental information is useful to investors for their independent evaluation and understanding of the performance of our management and our core business performance. Our underlying revenues, underlying income from operations, underlying net income and underlying earnings per share should be considered in addition to, and not as a substitute for, revenues, income from operations, net income or earnings per share or any other amount determined in accordance with GAAP. Our measures of underlying revenues, underlying income from operations, underlying net income and underlying earnings per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.
(1) See Page 10, footnote 4.
(2) See Page 10, footnote 2.
(3) See Page 10, footnote 3.

CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results

CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Processing and servicing	$214,246	$190,933	$820,764	$758,796
License fees	17,822	10,337	48,293	35,196
Maintenance fees	24,797	11,511	60,108	42,244
Other	32,179	12,157	66,816	48,123

Total revenues	289,044	224,938	995,981	884,359

Expenses:
Cost of processing, servicing and support	115,318	89,325	399,947	341,713
Research and development	31,842	28,766	110,378	102,002
Sales and marketing	30,407	26,016	96,806	87,177
General and administrative	23,071	12,950	75,903	61,708
Depreciation and amortization	12,873	11,195	46,246	42,982

Total expenses	213,511	168,252	729,280	635,582

Income from operations	75,533	56,686	266,701	248,777
Equity in net loss of joint venture	108	(653)	(1,078)	(3,100)
Interest income, net	366	4,071	9,594	12,455

Income before income taxes	76,007	60,104	275,217	258,132

Income tax expense	27,928	23,524	102,930	97,250

Net income	$48,079	$36,580	$172,287	$160,882

Basic income per share:
Net income	$0.55	$0.40	$1.95	$1.77

Weighted average number of shares	87,855	91,287	88,313	90,984

Diluted income per share:
Net income	$0.53	$0.39	$1.90	$1.72

Weighted average number of shares	90,481	94,232	90,896	93,708

CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results

Attachment B
Reconciliation of GAAP Results to
Underlying Results by Segment
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2007	2006	2007	2006
Electronic Commerce:
Total revenues — GAAP	$201,929	$166,541	$723,131	$662,728
Deferred revenue adjustment(2)	2,664	—	$2,664	—
Impact of warrants to a customer (4)	—	—	10,950	—

Total revenues — underlying	$204,593	$166,541	$736,745	$662,728

Operating income — GAAP	$55,651	$46,051	$203,447	$195,847
Amortization of acquisition-related intangible assets	10,467	9,035	37,826	49,072
Impact of warrants to a customer (4)	—	—	10,950	—
Deferred revenue adjustment(2)	2,664	—	2,664	—
Integration costs related to acquisitions	2,522	—	2,557	—
SFAS 123(R) — Stock options issued before July 1, 2004 (1)	201	550	1,177	2,999

Underlying operating income	$71,505	$55,636	$258,621	$247,918

Investment Services:
Total revenues — GAAP	$34,027	$28,746	$124,029	$107,288
Impact of discontinued operations (3)	—	—	—	4,957

Total revenues — underlying	$34,027	$28,746	$124,029	$112,245

Operating income — GAAP	$5,198	$3,652	$21,589	$13,939
Amortization of acquisition-related intangible assets	484	484	1,936	1,992
SFAS 123(R) — Stock options issued before July 1, 2004 (1)	29	78	167	425
Integration costs related to acquisitions	954	—	954	—
Impact of discontinued operations (3)	—	—	—	1,490

Underlying operating income	$6,665	$4,214	$24,646	$17,846

Software:
Total revenues — GAAP and underlying	$40,701	$29,651	$125,484	$109,386
Deferred revenue adjustment(2)	9,723	—	9,723	—

Total revenues — underlying	$50,424	$29,651	$135,207	$109,386

Operating income — GAAP	$(6,293)	$3,788	$7,543	$14,701
Amortization of acquisition-related intangible assets	2,484	1,067	4,929	5,973
Deferred revenue adjustment(2)	9,723	—	9,723	—
Integration costs related to acquisitions	1,703	—	2,605	—
SFAS 123(R) — Stock options issued before July 1, 2004 (1)	12	34	71	184

Underlying operating income	$7,629	$4,889	$24,871	$20,858

Corporate:
Operating loss — GAAP	$(10,301)	$(8,146)	$(41,641)	$(38,370)
SFAS 123(R) — Stock options issued before July 1, 2004 (1)	35	96	204	525

Underlying operating loss	$(10,266)	$(8,050)	$(41,437)	$(37,845)

CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results

     (1) At the beginning of fiscal 2005, we implemented a new long-term incentive compensation philosophy, which significantly reduced overall participation and focused on restricted stock with limited stock options. As a result, we recorded the cost of restricted stock throughout fiscal 2005 in both underlying and GAAP results. In fiscal 2006, we have adopted SFAS 123®, and are consequently recording all long-term incentive grants, both restricted stock and options, as an expense to both underlying and GAAP results. The adjustment from GAAP to underlying operating results in the table above reflects the SFAS 123® charge associated with options granted prior to July 1, 2004 under our previous compensation philosophy, which were originally accounted for utilizing APB 25.
     (2) In connection with our preliminary purchase price allocations, we estimated the fair value of certain deferred revenue from license fees, support obligations and other customer payments assumed in connection with business acquisitions made during the three months ended June 30, 2007. Software licenses, license updates and product support revenue related to installations and support contracts assumed in business acquisitions in the amount of $12,387, that would have been otherwise recorded by the acquired entities, was not recognized as revenue by CheckFree during the three months ended June 30, 2007. As customers renew support contracts over the next year, we will recognize revenue for the full contract value over the support period.
     (3) In the third quarter ended March 31, 2006, the divestiture of our M-Solutions business, a component of our Investment Services segment, created a unique situation for our presentation of underlying results versus GAAP results. SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” requires us to report the results of operations from the disposed business, including any gain or loss on the sale, as an income statement item separately captioned “earnings from discontinued operations” on our GAAP basis unaudited condensed Statements of Operations. This treatment is required for all periods presented, not just the period in which the sale took place. In contrast, for purposes of our underlying results, we have excluded the gain on disposition in the current periods, and included the results of the M-Solutions business for the periods of time that we owned the business and for all of the prior periods presented.
     (4) In the third quarter ended March 31, 2007, a bank customer vested in 1,000,000 warrants as a result of achieving certain milestones. These warrants provide the customer the opportunity to purchase shares of CheckFree Corporation at an exercise price of $32.50, and were valued at $10.95 per warrant based on a Black-Scholes valuation.

CheckFree Announces Fourth Quarter and Year-End Fiscal 2007 Results

Attachment C
Electronic Billing and Payment Metrics
(in millions, except revenue/transaction and percentages)

	Quarter Ended
	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Transactions
CSP:
Revenue(1)	$123.8	$122.5	$116.8	$114.2	$111.8
Revenue / Transaction	$0.45	$0.45	$0.46	$0.48	$0.49
Transactions	275.3	269.6	251.5	235.7	227.5
Sequential Quarterly Growth	2%	7%	7%	4%	5%

Non-CSP:
Revenue	$38.6	$39.6	$38.3	$36.2	$34.4
Revenue / Transaction	$0.57	$0.56	$0.54	$0.48	$0.46
Transactions	68.3	71.2	70.5	76.0	74.7
Sequential Quarterly Growth	-4%	1%	-7%	2%	-2%

Total:
Revenue	$162.4	$162.1	$155.1	$150.4	$146.2
Transactions	343.6	340.9	322.0	311.7	302.2
Sequential Quarterly Growth	1%	6%	3%	3%	3%

e-Bill Delivery
Revenue	$10.4	$9.8	$8.7	$8.5	$8.0
Revenue / e-Bill	$0.17	$0.17	$0.16	$0.16	$0.16
e-Bills Delivered	60.5	58.6	54.9	51.8	50.0
Sequential Quarterly Growth	3%	7%	6%	3%	7%

Other EC Revenue(2)	$31.8	$12.8	$12.6	$12.1	$12.3

Oher Performance Metrics
Active Full Service Subscribers(3)	12.0	11.6	11.1	10.5	10.0

(1) CSP Revenue excludes the impact of warrants issued to a customer.
(2) Other revenue includes Health and Fitness, Professional Services, Stored Value Products and Electronic Banking Software and Professional Services, excluding any purchase accounting deferred revenue adjustments.
(3) “Active” refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its electronic billing and payment (EBP) functions to CheckFree.